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EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in the Registration Statements of Pentair, Inc. on Form S-3 No. 333-80159 and on Forms S-8 No. 33-36256, 33-38534, 33-42268, 33-45012, 333-12561, and 333-62475 of our report on the consolidated financial statements of Essef Corporation dated November 12, 1998 (August 16, 1999 as to Note 2 and Note 14), appearing in this Form 8-K.

DELOITTE & TOUCHE LLP

Cleveland, Ohio
August 24, 1999